UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Tactical Investment Series Trust

(Name of Registrant as Specified in its Charter)

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TACTICAL INVESTMENT SERIES TRUST

Tactical Moderate Allocation Fund

Tactical Growth Allocation Fund

11726 Seven Gables Road

Cincinnati, OH 45249

(833) 974-3787

November 22, 2021

Dear Shareholder,

The attached information statement contains important information about a new sub-advisory arrangement for the Tactical Moderate Allocation Fund and Tactical Growth Allocation Fund (the “Funds”), each a series of the Tactical Investment Series Trust (the “Trust”).

On August 26, 2021, pursuant to an exemptive order from the Securities and Exchange Commission that was previously approved by shareholders of the Funds (the “Order”), Tactical Fund Advisors, LLC (the “Adviser”), the Funds’ investment adviser, entered into an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) with Howard Capital Management, Inc. (“Howard”).

The Trust’s Board of Trustees (the “Board”) reviewed and approved the Sub-Advisory Agreement at a meeting held on August 25, 2021. After reviewing information provided by Howard and the Adviser, the Board determined that the terms and conditions of the Sub-Advisory Agreement are fair, and in the best interests of, the Funds and their shareholders.

As required under the Order, the Funds are sending you this information statement. Please read this information statement carefully. It describes the current management structure of the Funds and the Trust, the terms of the Sub-Advisory Agreement, factors considered by the Trust’s Board of Trustees in approving the Sub-Advisory Agreement, and other related information.

The information statement is for your information only. You are not required to take any action. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The information statement is being mailed on or about November 24, 2021, to shareholders of record as of October 29, 2021.

If you have any questions or need additional information, please call the Funds at (833) 974-3787.

Sincerely,

Drew Horter

President, Tactical Investment Series Trust

November 22, 2021

TACTICAL INVESTMENT SERIES TRUST

Tactical Moderate Allocation Fund

Tactical Growth Allocation Fund

11726 Seven Gables Road

Cincinnati, OH 45249

(833) 974-3787

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

http://www.tfafunds.com.

This information statement is being furnished to shareholders of the Tactical Moderate Allocation Fund (the “Moderate Fund”) and Tactical Growth Allocation Fund (the “Growth Fund,” and together with the Moderate Fund, each a "Fund" or the “Funds”), each a series of the Tactical Investment Series Trust (the “Trust”), a Delaware statutory trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) from the Securities and Exchange Commission (the “SEC”) on which the Trust and its investment adviser may rely. Tactical Fund Advisors, LLC (the “Adviser”) is the Funds’ investment adviser.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), shareholder approval is required to enter into or materially amend sub-advisory agreements. Pursuant to the Order, which has been previously approved by shareholders of the Funds, the Adviser is permitted, subject to certain conditions, to enter into and materially amend sub-advisory agreements for the Funds, subject to approval of the Trust’s Board of Trustees (the “Board”), without also obtaining shareholder approval. This information statement is being furnished to notify you that the Adviser has entered into a new sub-advisory agreement for the Funds, as approved by the Board.

On August 26, 2021, the Adviser entered into the Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) with Howard Capital Management, Inc. (“Howard”). Pursuant to the Sub-Advisory Agreement, Howard will serve as a sub-adviser to the Funds. The Adviser recommended adding Howard to support the investment objectives and strategies of the Funds. Each Fund’s strategy was reconstituted to focus on greater capital gains potential. The Adviser recommended adding Howard as a new sub-adviser to focus on alpha generation using its proprietary, quantitative driven model that allows the Fund to invest in any combination of sectors or asset classes.

At a special meeting held on August 25, 2021, the members of the Board (each, a “Trustee”), including a majority of the Trustees who are not parties to the agreement or “interested persons” of the Trust, as defined in the 1940 Act (the “Independent Trustees”), approved the Sub-Advisory Agreement. After careful consideration, the Board determined that entering into the Sub-Advisory Agreement was in the best interests of each Fund and its shareholders. The Sub-Advisory Agreement is substantially similar to the existing sub-advisory agreements between the Adviser and the Funds’ current sub-advisers. For more information about the Sub-

Advisory Agreement and related matters, please review this information statement and the Sub-Advisory Agreement attached to it as Appendix A.

Please read this information statement carefully, as it contains important information.

THIS DOCUMENT IS FOR YOUR INFORMATION ONLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Board Approval of the Sub-Advisory Agreement

On August 25, 2021, a meeting of the Board was held to consider, among other things, the approval of the Sub-Advisory Agreement, at which all the Trustees, including the Independent Trustees, were present in person. During their deliberations, the Independent Trustees were advised by independent legal counsel of their fiduciary obligations in approving the Sub-Advisory Agreement. The Board requested and received such information from Howard as it deemed reasonably necessary to evaluate the terms of the Sub-Advisory Agreement and to determine whether the Sub-Advisory Agreement is in the best interests of each Fund and its shareholders. The Trustees’ review included, but was not limited to: (1) the nature, extent and quality of the services to be provided by Howard; (2) the investment performance of Howard; (3) the costs of the services to be provided and profits to be realized by Howard and its affiliates from their relationship with the Funds; (4) the extent to which economies of scale would be realized as each Fund grows; (5) whether fee levels reflect these economies of scale for the benefit of Fund investors; (6) whether and how the Board relied on comparisons of services to be rendered to and fees to be paid by the Funds with the services provided by and the fees paid to other investment advisers or the services provided to and the fees paid by other clients of Howard; and (7) any benefits derived or to be derived by Howard from its relationship with the Funds.

Howard and the Adviser provided the Board with information to assist it in its deliberations, which included responses and supporting materials pursuant to a request for information made in connection with the consideration of the approval of the Sub-Advisory Agreement in accordance with Section 15(c) of the 1940 Act. Such information included, among other things, financial information for Howard, Howard’s Form ADV, information on the services to be provided by Howard, its personnel, compliance program, risk assessment, brokerage practices, performance, costs of services to be provided and its projected profitability for its services to the Funds (the “15c Materials”). The Board reviewed in detail the 15(c) Materials provided by Howard. The Independent Trustees considered the services represented to be provided to each Fund by Howard and those to be provided by the Adviser, including the Adviser’s oversight of Howard. The Independent Trustees also considered the Adviser’s description of the process utilized in the selection of Howard and the Adviser’s negotiation of the fee structure of the Sub-Advisory Agreement.

The Trustees considered guidance from counsel to the Trust and their own business judgment in evaluating the Sub-Advisory Agreement. The Independent Trustees were advised by experienced independent legal counsel throughout the process. Based upon its review, the Board, including the Independent Trustees voting separately, concluded that it was in the best interests of each Fund and its shareholders that the Sub-Advisory Agreement be approved for an initial two-

year term and that the compensation payable thereunder by the Adviser to Howard was fair and reasonable. In considering the approval of the Sub-Advisory Agreement, the Board, including the Independent Trustees, did not identify any particular information that was most relevant to its consideration to approve the Sub-Advisory Agreement and each Trustee may have afforded different weight to the various factors. The Board considered a variety of factors in its analysis, including those discussed in the summary below.

Nature, Extent and Quality of Services. In considering the approval of the Sub-Advisory Agreement, the Board considered the nature, extent, and quality of the services to be provided by Howard under the Sub-Advisory Agreement. The Board considered the investment strategies and techniques Howard will use in managing the Funds, its investment decision-making process and sources of information to be relied upon generally by Howard in providing portfolio management services to each Fund; the qualifications, backgrounds and responsibilities of its key professionals; and its financial condition. The Board also considered information provided regarding Howard’s trading and brokerage practices and compliance program. Following a consideration of the foregoing information as well as further information provided by Howard (e.g., descriptions of its business and its Form ADV), the Board concluded that the quality, extent, and nature of the services to be provided by Howard were satisfactory and adequate for each Fund.

Performance. The Board considered the performance of Howard during the past year in managing mutual funds with investment objectives and strategies similar to Funds and found it be satisfactory.

Costs of the Services to Be Provided and Profits to Be Realized. The Board considered that Howard’s proposed sub-advisory fee for managing each Fund is lower than the management fee it receives from mutual funds it manages with similar investment objectives and strategies. The Trustees noted that Howard represented that the proposed sub-advisory fees are lower than they otherwise would be due to the efficiencies achieved through its management of the three similarly managed mutual funds. The Board evaluated the reasonableness of the fee split between the Adviser and Howard and the respective services provided by each to each Fund and noted that the sub-advisory fee was negotiated at arm’s-length between the Adviser and Howard. The Trustees also considered the projected profitability of Howard in connection with its management of the Funds. After considering the nature, quality, and extent of the Howard’s services, and such services relative to the Adviser’s services to the Funds, the Board concluded that the proposed sub-advisory fee and Howard’s projected profitability was reasonable.

Economies of Scale. The Board considered the extent to which economies of scale would be realized as the Funds grow and whether fee levels reflect a reasonable sharing of economies of scale for the benefit each Fund’s investors. The Board recognized that each Fund had not yet reached an asset level where significant economies of scale could be realized. The Board observed that economies of scale will be considered in the future as the asset levels of each Fund grows.

Benefits To Be Derived. The Board noted that Howard identified gaining experience as a sub-adviser as an indirect benefit from its relationship with the Funds, and that such experience may facilitate other opportunities to provide sub-advisory services. The Board considered that Howard will not enter into any soft dollar arrangements with broker-dealers that would otherwise benefit Howard. Following further consideration and discussion, the Board concluded that the benefits to be derived by Howard from managing the Funds were satisfactory.

Conclusion. Based on all the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement were fair and reasonable, and that the approval of the Sub-Advisory Agreement for an initial two-year term was in the best interests of the Funds and their shareholders.

Additional Information about the Sub-Advisory Agreement

The Sub-Advisory Agreement is dated August 26, 2021, and has an initial two-year term. Thereafter, continuance of the agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Sub-Advisory Agreement may be terminated, without the payment of any penalty, by: (i) the Trust, by vote of a majority of the Board or by vote of a majority of a Fund’s outstanding voting securities, on 60 days’ written notice to the Sub-Adviser; (ii) the Adviser, on 60 days’ written notice to the Sub-Adviser; or (iii) the Sub-Adviser, on 60 days’ written notice to the Adviser. The Sub-Advisory Agreement will automatically terminate without payment of penalty in the event of its assignment.

The foregoing description is only a summary of the Sub-Advisory Agreement. A copy of the Sub-Advisory Agreement is attached as Appendix A.

Information about the Sub-Adviser

Howard, with principal offices at 1145 Hembree Road, Roswell, GA 30076, is a Delaware corporation which provides investment services to the Funds, other mutual funds, exchange-traded funds, and other separately managed accounts. Howard had approximately $3.7 billion in assets under management as of June 30, 2021.

The name and principal occupation of the principal executive officers and directors of Howard are listed below.

Name	Principal Occupation
Vance Howard	Chief Executive Officer
Lisa Arrington	Chief Compliance Officer
Karen Howard	Chief Operating Officer
Christopher Ferguson	President

No officer or director of the Trust is an officer, employee, director, general partner, or shareholder of Howard.

The name and principal occupation of the portfolio manager of the Funds are listed below.

Name	Principal Occupation

Vance Howard	Vance Howard has been the President, CEO, Chairman of the Board, and founder of Howard since 1999. Prior to forming Howard, he was the President, CEO, Chairman and founder of Chartered Financial Services, Inc., an investment advisory firm. Mr. Howard holds a Bachelor’s degree in General Business from Sam Houston State University.

Information About the Adviser and the Trust

The Trust

The Trust is an open-end investment company established under the laws of Delaware by an Agreement and Declaration of Trust dated January 13, 2021. Pursuant to an Agreement and Plan of Reorganization (the “Reorganization”), on August 20, 2021, the Moderate Fund and Growth Fund, respectively, each received all the assets and liabilities of the Tactical Moderate Allocation Fund (the “Predecessor Moderate Fund”) and Tactical Growth Allocation Fund (the “Predecessor Growth Fund”), respectively, each a series of the Collaborative Investment Series Trust (each a “Predecessor Fund”). The shareholders of the Predecessor Moderate Fund and Predecessor Growth Fund received shares of the Moderate Fund and Growth Fund, respectively, with aggregate net asset values equal to the aggregate net asset value of their shares in the Predecessor Fund immediately before the Reorganization. Each Predecessor Fund had the same investment objective and similar investment strategies and risks to those of the corresponding Fund. For financial reporting purposes, each Predecessor Fund’s operating history before the Reorganization will be reflected in the applicable Fund’s financial statements and financial highlights. The Reorganization was treated as a tax-free reorganization for federal income tax purposes, and accordingly, the basis of the assets of each Fund reflects the historical basis of the assets of the corresponding Predecessor Fund as of the date of the Reorganization.

Investment Adviser

Tactical Fund Advisors, LLC, located at 11726 Seven Gables Road, Cincinnati, Ohio 45249, is the investment adviser to the Funds. For the fiscal year ended December 31, 2020, the aggregate advisory fee paid to the Adviser was 1.06% of the Predecessor Moderate Fund’s average daily net assets and the Predecessor Moderate Fund paid investment advisory fees of $474,489, each net of advisory fee waivers and reimbursements under the Fund’s expense limitation agreement. For the fiscal year ended December 31, 2020, the aggregate advisory fee paid to the Adviser was 1.16% of the Predecessor Growth Fund’s average daily net assets and the Predecessor Growth Fund paid investment advisory fees of $566,457, each net of advisory fee waivers and/or expense reimbursements under the Fund’s expense limitation agreement.

BENEFICIAL OWNERS AND MANAGEMENT OWNERSHIP

As of October 29, 2021 (the “Record Date”), the Funds had the following outstanding shares:

Name of Fund/Share Class	Outstanding Shares
Tactical Moderate Allocation Fund – Class A Shares	103.82
Tactical Moderate Allocation Fund – Class I Shares	3,458,623.89

Tactical Growth Allocation Fund – Class A Shares	104.82
Tactical Growth Allocation Fund – Class I Shares	5,591,662.10

As of the Record Date, the Trustees and officers as a group owned less than 1% of the shares of each Fund. As of the Record Date, the following persons owned of record, or are known by the Trust to own beneficially, 5% or more of the outstanding shares of the Funds:

Name of Fund/Share Class	Name and Address of Shareholder	Percentage Held
Tactical Moderate Allocation Fund – Class A Shares	Horter Investment Management Retirement Plan 11726 Seven Gables Rd. Cincinnati, OH 45249	100%
Tactical Moderate Allocation Fund – Class I Shares	Ameritrade Inc. PO Box 2226 Omaha, NE 68103-2226 E*Trade Savings Bank PO Box 6503 Englewood, CO 80155-6503	93.34% 5.97%
Tactical Growth Allocation Fund – Class A Shares	Horter Investment Management Retirement Plan 11726 Seven Gables Rd. Cincinnati, OH 45249	100%
Tactical Growth Allocation Fund – Class I Shares	Ameritrade Inc. PO Box 2226 Omaha, NE 68103-2226 E*Trade Savings Bank PO Box 6503 Englewood, CO 80155-6503	94.08% 5.13%

AFFILIATED BROKERAGE

The Funds did not pay any brokerage commissions to affiliated brokers during the most recently completed fiscal year.

SERVICE PROVIDERS

The Trust’s distributor is Ultimus Fund Distributors, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246. U.S. Bank, 425 Walnut Street, Cincinnati, Ohio 45202, serves as the Trust’s custodian. Tactical Fund Services, LLC, 11726 Seven Gables Road, Cincinnati, Ohio 45249 services as the Fund’s administrator. Tactical Fund Services, LLC has entered into an agreement with Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, for sub-fund administration services. Ultimus Fund Solutions, LLC also serves as the Fund Accountant and Transfer Agent for the Funds pursuant to an agreement with the Trust.

OTHER MATTERS

The Trust will furnish, without charge, a copy of its most recent annual report and any recent semi-annual report to any shareholder upon request by calling (833) 974-3787 or by writing to Tactical Investment Series Trust, c/o Ultimus Fund Solutions, LLC, P.O. Box 541150, Omaha, NE 68154.

If you have elected to receive one information statement for all accounts maintained by members of your household, the Trust undertakes to deliver promptly upon written or oral request a separate copy of the information statement for a separate account if a separate copy is requested.

The Trust does not hold regularly scheduled meetings of the shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

NO ACTION REQUIRED

This information statement is provided to you solely for informational purposes. No shareholder vote is being taken with respect to the matters described. You are not being asked to provide a proxy.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

APPENDIX A

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (the “Agreement”) is made and entered into as of August 23, 2021, by and between Tactical Fund Advisors, LLC (the “Adviser”), an Ohio limited liability company and registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Howard Capital Management, Inc.(the “Sub-Adviser” and together with the Adviser the “Parties”), a Delaware corporation, registered under the Investment Advisers Act of 1940 (the “Advisers Act”), with respect to the Tactical Moderate Allocation Fund and Tactical Growth Allocation Fund (each a “Fund” and collectively, the “Funds”), each a series of the Tactical Investment Series Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has been retained to act as investment adviser for the Funds pursuant to an Investment Advisory Agreement with the Trust effective as of August 23, 2021 (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for each Fund’s assets, and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Parties do mutually agree and promise as follows with respect to the Funds:

1.                  Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees (the “Board”) of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

2.                  Sub-Adviser’s Duties. Subject to the general supervision of the Board and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of each Fund and the composition of the portfolio of securities and investments (including cash) belonging to a Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with each Fund’s investment objective, policies and restrictions as stated in the Funds’ then-current Prospectus and Statement of Additional Information (collectively, the “Prospectus”) and subject to the following understandings:

(a)	The Sub-Adviser shall furnish a continuous investment program for any allocation of a Fund which has been specifically designated to Sub-Adviser by Adviser for investment management, which allocations are subject to change by the Adviser. Sub-Adviser shall determine what investments or securities will be purchased, retained or sold for any such allocation and what portion of the assets in the allocation will be invested or held un-invested as cash. For the avoidance of doubt, Sub-Adviser’s duties under this Agreement, including but not limited to investment management of Adviser-directed Fund allocations and related compliance, books and records, and similar obligations, shall be limited only to those Fund assets which have been allocated to Sub-Adviser for investment management under this Agreement;

(b)	The Sub-Adviser shall use its best judgment in the performance of its duties under this agreement;

(c)	The Sub-Adviser, in the performance of its duties and obligations under this agreement for the Funds, shall act in conformity with the Trust’s declaration of trust, its by-laws and the Funds’ registration statement and with the reasonable instructions and directions of the Board and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

(d)	The Sub-Adviser shall determine the securities to be purchased or sold by the Funds and will place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to paragraph heading: Execution of Purchase and Sale Orders below;

(e)	The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Funds and shall render to the Adviser and the Board such periodic and special reports as the Adviser or the Board may reasonably request;

(f)	The Sub-Adviser shall provide the Trust’s custodian and fund accountant on each business day with information about the Funds’ securities transactions, and with such other information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian;

(g)	The Sub-Adviser shall respond promptly to any request from the Adviser or the Funds’ fund accountant for assistance in obtaining price sources for securities held by a Fund or determining a price when a price source is not available, and promptly review the prices used by the Funds’ accountant to determine net asset value and advise the Funds’ accountant promptly if any price appears to be incorrect. The final price of any security will be determined in accordance with the Trust’s fair value procedures;

(h)	The Sub-Adviser shall be responsible for: (i) directing how a Fund should vote proxies solicited by issuers of securities beneficially owned by a Fund, and (ii) making any elections relative to any mergers, acquisitions, tender offers, bankruptcy proceedings or other type events pertaining to the securities held by a Fund;

(i)	The Sub-Adviser represents that it has adopted a written code of ethics complying with the requirements of rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this agreement is in effect, the Sub-Adviser shall provide to the board a written report that describes any issues arising under the code of ethics since the last report to the board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the sub-adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in rule 17j-l) from violating the code;

(j)	The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state regulations. The Sub-Adviser shall provide to the Trust’s chief compliance officer an annual written report regarding the sub-adviser’s compliance program.

(k)	The Adviser has delivered to the Sub-Adviser copies of (i) the Trust Instrument and Bylaws, (ii) the Trust’s Registration Statement (for the Funds) and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act, and (iii) all procedures adopted by the Trust regarding a Fund, and shall promptly furnish the Sub-Adviser with all amendments of or supplements to the foregoing. The Trust shall deliver to the Sub-Adviser (a) a certified copy of the resolution of the Board appointing the Sub-Adviser and authorizing the execution and delivery of this Agreement, (b) a copy of all proxy statements and related materials relating to a Fund, and (c) any other documents, materials, or information that the Sub-Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement. The Adviser shall furnish to the Sub-Adviser a copy of each amendment of or supplement to the foregoing promptly after the adoption of each amendment or supplement.

(l)	The Sub-Adviser has delivered to the Adviser and the Trust (i) a copy of its Form ADV as most recently filed with the SEC. The Sub-Adviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the foregoing at least annually.

3.                  Custodian. The assets of a Fund shall be held by an independent custodian, not by the Adviser or Sub-Adviser. The Sub-Adviser is authorized to give instructions to the custodian with respect to all investment decisions regarding a Fund and the custodian is authorized and directed to effect transactions for a Fund and otherwise take such actions as the Sub-Adviser shall reasonably direct in connection with the performance of the Sub-Adviser’s obligations in respect of the Funds.

4.                  Risk Acknowledgment.

(a)	The Trust and Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and Adviser the benefit of, the Sub-Adviser’s best judgment and efforts in rendering its services hereunder. The Sub-Adviser shall not be liable to the Adviser or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Adviser or the Trust to which the Sub-Adviser would otherwise be subject by reason of intentional misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties hereunder, or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties hereunder.

(b)	The Sub-Adviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions, or requests, whether oral or written, regarding a Fund that the Sub-Adviser reasonably believes were made by a duly authorized officer of the Adviser or the Trust, (ii) the written advice of counsel to the Trust, and (iii) any written instruction or certified copy of any resolution of the Board.

(c)	The Sub-Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-Adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails (including electronic), transportation, communication or power supply.

5.                  Directions to the Sub-Adviser. Adviser will be responsible for forwarding Adviser and/or Trust directions, notices and instructions to Sub-Adviser, in writing, which shall be effective upon receipt by the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised in writing of changes therein.

6.                  Execution of Purchase and Sale Orders. In connection with purchases or sales of portfolio securities for the account of a Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by the Sub-Adviser, subject to review of this selection by the Board from time to time. The Sub-Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will always seek, for a Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub-Adviser is authorized to select brokers or dealers who also provide brokerage and research services to a Fund and/or the other accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund’s portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser’s overall responsibilities with respect to a Fund and to accounts over which the Sub-Adviser exercises investment discretion. The Trust and the Sub-Adviser understand and acknowledge that, although the information may be useful to a Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by a Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to a Fund. The Sub-Adviser may not give consideration to sales of shares of a Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting a Fund’s portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Funds.

7.                  Books and Records. The Sub-Adviser shall keep the Trust’s books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 3la-1 under the 1940 Act. Upon request, Adviser shall provide Sub-Adviser with commercially reasonable records and information as Adviser may access regarding a Fund.

8.                  Expenses of the Sub-Adviser. During the term of this Agreement, the Sub-Adviser will retain responsibility for expenses incurred by it in connection with the performance of its services under this Agreement other than the cost of securities, brokerage commissions, custodian fees, auditor’s fees, taxes, interest, expenses that are undertaken by the Adviser or the Trust and other expenses related to the operation of the Trust or a Fund.

9.                  Compensation of the Sub-Adviser. For the services provided and the expenses borne by the Sub-Adviser pursuant to the Agreement, the Adviser will pay the Sub-Adviser, from the Adviser’s management fee, a sub-advisory fee calculated by applying a monthly rate, based on an annual percentage rate, to the Fund’s average daily net assets for the month. The annual percentage rate applicable to the Adviser is set forth in Exhibit A to this Agreement. Payment of this compensation shall be the responsibility of the Adviser and shall not be an obligation of the Trust. If the Sub-Adviser is terminated as specified in this agreement, then the compensation to the Sub-Adviser shall be prorated.

10.              Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from intentional misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Sub-Adviser’s duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member, or agent of the Sub-Adviser, or one under the Sub-Adviser’s control or direction, even though paid by the Sub-Adviser.

11.              Duration and Termination. The term of this Agreement shall begin as of the day the Sub-Adviser begins providing investment management services to a Fund and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of a Fund or by vote of the Trust’s Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or a Fund under Section 6(c) of the 1940 Act, exempting the Trust or a Fund from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior written notice to the Adviser and the Trust. Termination of this Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by Sub-Adviser under this Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Agreement; or (iii) a Fund’s obligation to pay advisory fees to Adviser. If this Agreement is terminated by the Adviser or Sub-Adviser, Sub-Adviser will have no further obligation to take any action subsequent to termination with respect to a Fund except as may be reasonably required pursuant to the notice of termination and in furtherance of its role as a fiduciary in order to facilitate an orderly transition of the management of a Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

12.              Exclusivity.

(a)	Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for a Fund. The Adviser expressly acknowledges and understands that Sub-Adviser shall be free to render investment advice to others and that Sub-Adviser does not make its investment management services available exclusively to Adviser or a Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for a Fund any security which the Sub-Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser such investment would be unsuitable for a Fund or if the Sub-Adviser determines in the best interest of a Fund such purchase or sale would be impractical. Except to the extent necessary to perform its obligations hereunder, and notwithstanding the limitations of section (b), below, nothing herein shall be deemed to limit or restrict the Sub-Adviser’s right, or the right of any of the Sub-Adviser’s directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

(b)	The Parties agree that during the term of this Agreement, the Sub-Adviser shall not serve as investment adviser or sub-adviser to another registered investment company managed in a similar style to a Fund. The Parties may waive this limitation by mutual agreement.

13.              Non-competition.

(a)	The Parties agree that for a period of two years after the termination of this Agreement, the Sub-Adviser shall not serve as the investment adviser or sub-adviser to another registered investment company managed in a similar style to a Fund. The Parties may waive this limitation by mutual agreement. This post-termination, non-compete clause includes the management of registered investment company managed in a similar style to a Fund, directly or indirectly, on the Sub-Adviser’s behalf or on behalf of or in conjunction with any person, business, firm, company, or other entity (including, without limitation, any corporation, trust, partnership, proprietorship, or other venture) within the United States. Nothing in this Section shall be deemed to prevent the Sub-Adviser managing other investment products in the United States or investment products in foreign jurisdictions. The Adviser agrees to waive this section 13(a) for any investment company managed by the Sub-Adviser as of the Agreement’s effective date.

(b)	The Sub-Adviser acknowledges and agrees that (1) complying with the restrictions contained in this Section will not prevent it from managing its current business, and (2) such restrictions are necessary and reasonable (including, without limitation, with respect to geographic scope and duration) to protect the Adviser’s valid interests (including, without limitation, relationships with service providers and investors, goodwill, the protection of trade secrets, investment processes, and other Confidential and Proprietary Information, protection from unfair competition, and other protectable interests).

14.              Non-solicitation/Interference with Business. The Sub-Adviser agrees to the following restrictive covenants during the term of this Agreement and for three years after the termination of it:

(a)	The Sub-adviser and its affiliates shall not, whether directly or indirectly, solicit, communicate with or otherwise contact any of the Adviser’s or its affiliates’ investors, clients, or customers, with whom the Sub-Adviser had material contact during its engagement with the Adviser, for the purpose of conducting any business with them which is substantially similar to the business conducted by the Adviser. “Material contact” means (a) actual contact with investors, clients, or customers—such as through the provision of services or sales visits or calls—(b) coming to know confidential information about a investors, clients, employees, or customer—such as by obtaining pricing and sales information—or (c ) directing or coordinating other employees of the Adviser or its affiliates in calling, servicing, or soliciting investors, clients, or customers.

(b)	The Sub-Adviser and its affiliates shall not, directly or indirectly, solicit or induce—or encourage another entity or person to solicit or induce—any person employed by the Adviser or its affiliates or any person retained by the Adviser as an independent contractor to terminate an employment relationship or contract with the Adviser or its affiliates or to obtain employment with another entity or person besides the Adviser or its affiliates.

(c)	The Sub-adviser and its affiliates shall not. whether directly or indirectly, undertake any act with the intent to disrupt, impair or interfere with the business of the Adviser or its affiliates in any way, whether by way of interfering with or disrupting its relationships with customers, agents, representatives, contractors, or suppliers, or otherwise.

(d)	The Sub-Adviser warrants that the above restrictions will not prevent it from operating its business, and that the restrictions are necessary to protect the trade secrets of the Adviser and its affiliates, as the Sub-Adviser’s solicitation would necessarily involve its use of the Adviser’s or its affiliates’ trade secrets.

15.              Good Standing. Adviser and Sub-Adviser hereby warrant and represent that they are each investment advisers in good standing that their respective regulatory filings are current and accurately reflect their advisory operations, and that they comply with applicable state and federal rules and regulations pertaining to investment advisers. In addition, Adviser and Sub-Adviser further warrant and represent that neither is (nor any of their respective Associated Persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(0 of the Advisers Act (or any successor Advisers Act sections or rules), nor are they currently the subject of any investigation or proceeding which could result in statutory disqualification. Adviser and Sub-Adviser acknowledge that their respective obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each warrants to advise the other immediately, together with providing the corresponding pertinent facts and circumstances.

16.              Amendment. This Agreement may be amended by mutual written consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (i) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Fund affected by such amendment.

17.              Privacy Notice/Confidentialitv.

(a)	The Adviser and Sub-Adviser acknowledge prior receipt of the other’s Privacy Notice and Policy. Adviser and Sub-Adviser agree to safeguard all information pertaining to a Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers.

(b)	Each party agrees that all non-public confidential information concerning the other party which may become available to such party in connection with services, transactions, or relationships contemplated in this Agreement shall at all times be treated in strictest confidence and shall not be disclosed to third persons except: (a) as may be required by law or regulatory authority, including but not limited to any subpoena, administrative, regulatory, or judicial demand, or court order, (b) as otherwise set forth in this Agreement, or (c) upon the prior written approval of the other party to this Agreement. Each party agrees to notify the other party before it discloses any confidential information to a third party.

18.              Notice. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier or facsimile with confirmation of transmission to the other party at the addresses or facsimile numbers specified on page 1 or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

19.              Arbitration.

(a)	Any controversy or dispute that may arise between the Sub-Adviser and the Adviser concerning any transaction or the construction, performance, or breach of this Agreement shall be settled by arbitration. Any arbitration shall be pursuant to the rules, then applying, of the American Arbitration Association, except to the extent set forth herein. The arbitration panel shall consist of at least three individuals, with at least one panelist having knowledge of investment advisory activities. The parties agree that any arbitration proceeding pursuant to this provision shall be held in a location as determined by the rules of the American Arbitration Association, and judgment upon the award rendered may be entered into in any court, state or federal, having jurisdiction.

•	Arbitration is final and binding on all parties.

•	The parties are waiving their right to seek remedies in court, including the right to a jury trial, except to the extent such a waiver would violate applicable law.

•	Pre-arbitration discovery is generally more limited than and different from court proceedings.

•	The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

•	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(b)	No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (a) the class certification is denied; (b) the class is decertified; or (c) the Sub-Adviser is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

(c)	The agreement to arbitrate does not entitle a party to obtain arbitration of claims that would be barred by the relevant statute of limitations if such claims were brought in a court of competent jurisdiction. If at the time a demand for arbitration is made or an election or notice of intention to arbitrate is served, the claims sought to be arbitrated would have been barred by the relevant statute of limitations or other time bar, any party to this Agreement may assert the limitations as a bar to the arbitration by applying to any court of competent jurisdiction. Each party expressly agrees that any issues relating to the application of a statute of limitations or other time bar are referable to such a court. The failure to assert such bar by application to a court, however, shall not preclude its assertion before the arbitrators.

20.              Indemnification. Adviser and Sub-Adviser agree to defend, indemnify, and hold harmless the other and each of their respective officers, directors, members, employees, and agents from any and all claims, losses, damages, liabilities, costs and expenses directly resulting from the other’s violation of any of the terms of this Agreement. Adviser and Sub-Adviser’s obligations under this paragraph shall survive the termination of this Agreement.

21.              Governing Law.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof.

(b)	Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

22.              Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

23.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.              Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

25.              Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

26.              Change of Control. The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act,

as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

27.              Entire Agreement. This Agreement, together with all exhibits, attachments and appendices and any separate agreement between the Parties contemplated by Section 6 relating to expense sharing, contains the entire understanding and agreement of the Parties with respect to the subject matter hereof.

28.        Other Business. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser’s directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

The signatures located on the next page.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers designated below as of the date and year first above written.

ADVISER: Tactical Fund Advisors, LLC

By: /s/ Drew Horter

Name: Drew Horter

Title: President

Date: 8-23-2021

SUB-ADVISER: Howard Capital Management, Inc.

By: /s/ Vance Howard

Name: Vance Howard

Title: President and CEO

Date: 9-24-2021

Exhibit A

Compensation

NAME OF FUND	ANNUAL ADVISORY FEE AS A % OF AVERAGE NET ASSETS OF THE FUND
Tactical Moderate Allocation Fund	30 bps
Tactical Growth Allocation Fund	30 bps